Exhibit 10.9

SALES CONTRACT

(English Translation)

Date:      Dec 4/2006

Signed at:  Fuxin City

The Seller:Fuxin Hengrui Technology Co.LTD

The Buyer:Fuxin Guangmingwuzi Co.LTD

1、

Name of Commodity	Trade mark	Type	Specification	grade	Unit	Unit Price (￥yuan/M2)	Total value	Time of delivery
Clear float glass	Golden Elephant	3.6mm	1500*2000	Auto accessories	M2	11.00	￥12 million (RMB)	Dec6,2006 to Dec30,2007

2、Quality requirement and technical standard：Executed by national GB11614-1999

3、Delivery at :Fuxin Hengrui Technology Co.LTD

4、Transportation: Buyer’s arrangement.

5、Destination Port /railway station and Freight: Supplier may help deliver to a transportation port and buyer should pay for the freight.

6、Packaging standard and recycling standard: Enterprise standard , no recycling for wood crates

7、Inspection standard, method and notice period for reporting defective goods: national standard , the notice period for reporting defective goods is seven days upon receipt of goods.

8、Payments for goods: Before December 30, 2006, RMB 6 million; Before January 2007, RMB 6 million.

9、Dispute settlement: Consultation

10、Other terms: Buyer shall pay RMB 4 million shall on or before December 5, 2006; RMB 4 million on or before December 20, 2006 and the remaining RMB 4 million on or before December 25, 2006.

11、This contract has four copies and becomes effective upon the execution by both parties.

Signed by

The Seller:	The Buyers:
Fuxin Hengrui Technology Co.LTD	Fuxinguangmingwuzi Co.LTD
Adress:117-18 Chuangye Road Haizhou	Adtress: 104 Zhenxing Road Haizhou District,
Fuxin City	Fuxin City
Tel:0418-3995019 3987000	Tel:0418-2859818
Fax:0418-3995050	Fax:0418-6508888
P.C.:123002	P.C.:123002
Bank: CIBC Shenyang Branch Bank	Bank: Bank of China, Fuxin Xishan Road Branch
Account No.:72210-1-01-826-000813-72	Account No.:7122929208091001-28
Tax registration No.:210920740771337	Tax registration No.:210904729048375